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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated November 9, 1998 included in this Form 10-K for the fiscal year ended October 2, 1998 into the Company's previously filed Registration Statements on Form S-8, Registration Nos. 33-11818, 33-30879, 33-33329, 33-44002, 33-57825 and 333-53163, and on Form S-3, Registration Nos. 33-47564,
333-53161, and 333-63427.





Philadelphia, Pennsylvania
    November 25, 1998